UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 25, 2012

Date of earliest event reported: May 24, 2012

ANCESTRY.COM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34518	26-1235962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT		84604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Registrant held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, holders of the Registrant’s common stock voted on two proposals: (1) to elect three Class III directors to hold office until the 2015 annual meeting of stockholders and (2) to ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The final votes cast on the two proposals were as follows:

Proposal One:

The following individuals were elected to serve as directors for a three-year term ending with the 2015 annual meeting of stockholders by the votes as set forth in the following table:

	Votes For	Votes Against	Votes Abstained	Broker Non Votes
Thomas Layton	29,206,700	5,399,262	8,027	4,770,008
Elizabeth Nelson	29,449,304	5,156,869	7,816	4,770,008
Timothy Sullivan	34,449,684	156,298	8,007	4,770,008

Directors Charles M. Boesenberg, Paul R. Billings and Benjamin Spero continued in office following the Annual Meeting, serving their terms that expire at the 2013 annual meeting of stockholders. Directors David Goldberg, Victor Parker and Michael Schroepfer continued in office following the Annual Meeting, serving their terms that expire at the 2014 annual meeting of stockholders.

Proposal Two:

The appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ended December 31, 2012 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Votes Abstained	Broker Non Votes (1)
39,244,269	121,276	18,452	—

(1)	Pursuant to the rules of the NASDAQ Stock Market, this proposal constituted a routine matter. Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.
(Registrant)

Date: May 25, 2012	By:	/s/ William C. Stern
William C. Stern
General Counsel